Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and

Year-end 2015 Results

New York, NY – March 10, 2016 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter and year ended December 31, 2015.

Business Update

During the fourth quarter of 2015, Silvercrest benefitted from improved market conditions and asset values, increased top-line revenue, a growing pipeline of new business opportunities and continued outperformance of its proprietary value equity capabilities. The firm increased discretionary assets under management by nearly $0.3 billion, ending the fourth quarter with $12.1 billion, up from $11.8 billion as of September 30, 2015. For the calendar year 2015, new client discretionary assets increased by $0.9 billion but were offset by $0.4 billion in market depreciation. Total assets under management now stand at $18.1 billion, up from $17.9 billion in December 2014, despite more difficult market conditions that led to $0.7 billion in market depreciation during the year.

Top line revenue increased 8.2% for the calendar year ended December 2015  versus the year ended 2014 -- from $69.5 million to $75.1 million -- due to organic growth, increased institutional business, and our successful acquisition of Jameson, Eaton & Wood, Inc., which has performed in-line with projections. Top line revenue was up 8.5% for the fourth quarter 2015 versus the fourth quarter 2014.

Importantly, our new business pipeline has rebuilt since the market turmoil of the third quarter 2015, reflecting the maturity of our marketing efforts. Silvercrest's proprietary value equity strategies have maintained their relative outperformance compared with their benchmarks. Each of the firm's six strategies has now outperformed its benchmark for nearly all periods, as well as since inception. Our outperformance bodes well for future organic growth, both institutionally and with high net worth families.

We remain focused on finding selective and prudent acquisitions in our space and believe Silvercrest has built one of the premier brands in the fast-growing RIA business, focused on high net worth families and select institutions.

Fourth Quarter 2015 Highlights

•	Total Assets Under Management (“AUM”) of $18.1 billion, inclusive of discretionary AUM of $12.1 billion and non-discretionary AUM of $6.1 billion at December 31, 2015.
•	Revenue of $19.2 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.2 million and $0.9 million, respectively.
•	Basic and diluted net income per share of $0.11.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.8 million
•	Adjusted net income[1] of $2.5 million.
•	Adjusted basic and diluted earnings per share[1] of $0.20 and $0.19, respectively.

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands except as indicated)	2015	2014	2015	2014
Revenue	$19,211	$17,709	$75,138	$69,472
Income before other income (expense), net	$3,947	$2,808	$16,957	$15,322
Net income	$2,165	$2,746	$11,085	$10,708
Net income attributable to Silvercrest	$874	$1,122	$5,324	$4,775
Adjusted EBITDA[1]	$5,770	$5,760	$21,858	$21,141
Adjusted EBITDA margin[1]	30.0%	32.5%	29.1%	30.4%
Adjusted net income[1]	$2,537	$3,053	$10,672	$10,690
Adjusted basic earnings per share[1]	$0.20	$0.25	$0.84	$0.87
Adjusted diluted earnings per share[1]	$0.19	$0.25	$0.78	$0.86
Assets under management at period end (billions)	$18.1	$17.9	$18.1	$17.9
Average assets under management (billions)[2]	$17.9	$17.2	$18.0	$16.8

AUM Increased to $18.1 billion

Silvercrest’s discretionary assets under management increased by $0.5 billion, or 4.3%, to $12.1 billion at December 31, 2015 from $11.6 billion at December 31, 2014.  Silvercrest’s AUM increased by $0.2 billion, or 1.1%, to $18.1 billion at December 31, 2015 from $17.9 billion at December 31, 2014.  The increase was attributable to net client inflows of $0.9 billion, which include $0.7 billion of AUM related to our acquisition of Jamison, Eaton & Wood, Inc. (“the Jamison Acquisition”) on June 30, 2015, partially offset by $0.7 billion in market depreciation.

Silvercrest’s discretionary assets under management increased by $1.5 billion, or 14.9%, to $11.6 billion at December 31, 2014 from $10.1 billion at December 31, 2013.  Silvercrest’s AUM increased by $2.2 billion, or 14.0%, to $17.9 billion at December 31, 2014 from $15.7 billion at December 31, 2013.  The increase was attributable to $1.5 billion in market appreciation in addition to net client inflows of $0.7 billion.

Fourth Quarter 2015 vs. Fourth Quarter 2014

Revenue increased by $1.5 million, or 8.5%, to $19.2 million for the three months ended December 31, 2015, from $17.7 million for the three months ended December 31, 2014. This increase was driven primarily by growth in our management and advisory fees as a result of increased AUM.  Revenue for the three months ended December 31, 2015 related to the Jamison Acquisition was $1.2 million.

Total expenses increased by $0.4 million, or 2.4%, to $15.3 million for the three months ended December 31, 2015 from $14.9 million for the three months ended December 31, 2014. Compensation and benefits expense increased by $0.2 million, or 1.8%, to $11.1 million for the three months ended December 31, 2015 from $10.9 million for the three months ended December 31, 2014. The increase was primarily attributable to an increase in benefits costs of $0.1 million, an increase in equity-based compensation of $0.6 million due to the granting of restricted stock units in August 2015 and an increase in salary expense of $0.5 million as a result of both merit-based increases and increased headcount due to the Jamison Acquisition, partially offset by a decrease in the accrual for bonuses of $1.0 million. General and administrative expenses increased by $0.1 million, or 2.6%, to $4.1 million for the three months ended December 31, 2015 from $4.0 million for the three months ended December 31, 2014. This increase was primarily due to an increase in investment research costs of $0.4 million, an increase in sub-advisory and referral fees of $0.2 million and an increase in depreciation and amortization of $0.2 million due primarily to the Jamison Acquisition, partially offset by a change in the fair value of estimated earnout payments of $0.6 million related to the Jamison Acquisition and our 2011 acquisition of certain assets of Milbank Winthrop & Co. (the “Milbank Acquisition”).

Consolidated net income was $2.2 million.  Net income attributable to Silvercrest was $0.9 million, or $0.11 per basic and diluted share for the three months ended December 31, 2015.   Our Adjusted Net Income1 was $2.5 million, or $0.20 per adjusted basic share and $0.19 per adjusted diluted share3 for the three months ended December 31, 2015.

Adjusted EBITDA1 was $5.8 million or 30.0% of revenue for the three months ended December 31, 2015 as compared to $5.8 million or 32.5% of revenue for the same period in the prior year.

Year Ended December 31, 2015 vs. Year Ended December 31, 2014

Revenue increased by $5.7 million, or 8.2%, to $75.2 million for year ended December 31, 2015, from $69.5 million for year ended December 31, 2014. This increase was driven primarily by growth in our management and advisory fees as a result of increased assets under management, partially as a result of the Jamison Acquisition.  Revenue related to the Jamison Acquisition for the six months ended December 31, 2015 was $2.6 million.

Total expenses increased by $4.0 million, or 7.4%, to $58.2 million for the year ended December 31, 2015 from $54.2 million for the year ended December 31, 2014. This increase was primarily attributable to increases in compensation and benefits expense of $2.6 million and an increase in general and administrative expenses of $1.5 million.  The increase in compensation and benefits expense was primarily attributable to an increase in salaries and benefits of $1.4 million and $0.4 million, respectively, due to both merit increases and increased headcount, an increase in the accrual for bonuses of $0.2 million, an increase of $0.1 million related to an earnout for the principals hired as part of the Richmond, VA office expansion, and increased equity-based compensation expense of $0.5 million primarily as a result of the granting of restricted stock units in 2015.  The increase in general and administrative expenses was primarily due to an increase in professional fees of $0.6 million related to the timing of audit expenses and increased legal fees as a result of the Jamison Acquisition and the granting of restricted stock units, an increase in investment research costs of $1.2 million due to decreased soft dollar costing, an increase in occupancy and related expenses of $0.1 million, an increase in depreciation and amortization of $0.4 million due primarily to intangibles acquired as part of the Jamison Acquisition and an increase in travel and entertainment expenses of $0.2 million.  This was partially offset by a change in the fair value of estimated earnout payments related to the Milbank and Jamison acquisitions of $0.6 million, a decrease in bad debt expense of $0.2 million because we increased our reserve in 2014, a decrease in client reimbursements of $0.1 million and a decrease in sub-advisory and referral fees of $0.1 million as a result of lower sub-advisory revenue.

Consolidated net income was $11.1 million.  Net income attributable to Silvercrest was $5.3 million, or $0.68 per basic and diluted share for the year ended December 31, 2015.

Silvercrest’s Adjusted Net Income1 was $10.7 million, or $0.84 and $0.78 per adjusted basic and diluted share3, respectively, for the year ended December 31, 2015.

Adjusted EBITDA1 was $21.9 million or 29.1% of revenue for the year ended December 31, 2015 as compared to $21.1 million or 30.4% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 3 and 4.
[2]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

Adjusted basic and diluted earnings per share measures for the year ended December 31, 2015 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2015.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units, restricted stock units, and performance units to the extent dilutive at the end of the reporting period.

Liquidity and Capital Resources

Cash and cash equivalents were $31.6 million at December 31, 2015, compared to $30.8 million at December 31, 2014. Silvercrest L.P. had notes payable of $4.5 million at December 31, 2015 and $4.1 million at December 31, 2014.  As of December 31, 2015, there was nothing outstanding on our revolving credit facility with City National Bank.

Total stockholders' equity was $45.8 million at December 31, 2015.  We had 7,989,749 million shares of Class A common stock outstanding and 4,695,014 million shares of Class B common stock outstanding at December 31, 2015.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company.

•	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a corporate rate of 40%.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units, restricted stock units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 11, 2016, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia and New Jersey, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts or as noted)

	For the year ended December 31,
	2015	2014	2013
	(Unaudited)
Revenue
Management and advisory fees	$71,759	$65,026	$53,465
Performance fees and allocations	11	221	1,830
Family office services	3,368	4,225	4,756
Total revenue	75,138	69,472	60,051
Expenses
Compensation and benefits	42,856	40,290	30,322
General and administrative	15,325	13,860	13,197
Total expenses	58,181	54,150	43,519
Income before other income (expense), net	16,957	15,322	16,532
Other income (expense), net
Other income (expense), net	1,268	876	3,118
Interest income	72	69	92
Interest expense	(261)	(381)	(447)
Equity income from investments	18	1,208	21
Total other income (expense), net	1,097	1,772	2,784
Income before provision for income taxes	18,054	17,094	19,316
Provision for income taxes	(6,969)	(6,386)	(2,148)
Net income	11,085	10,708	17,168
Less: net income attributable to non-controlling interests	(5,761)	(5,933)	(3,478
Net income attributable to Silvercrest	$5,324	$4,775	$13,690
Net income per share/unit:
Basic	$0.68	$0.63	$1.68
Diluted	$0.68	$0.63	$1.63
Weighted average shares/units outstanding:
Basic	7,855,038	7,600,739	8,145,476
Diluted	7,855,038	7,600,739	8,374,025

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended December 31,
	2015	2014
Revenue
Management and advisory fees	$18,267	$16,539
Performance fees and allocations	11	221
Family office services	933	949
Total revenue	19,211	17,709
Expenses
Compensation and benefits	11,116	10,859
General and administrative	4,148	4,042
Total expenses	15,264	14,901
Income before other income (expense), net	3,947	2,808
Other income (expense), net
Other income (expense), net	255	860
Interest income	18	16
Interest expense	(70)	(13)
Equity income from investments	18	1,208
Total other income (expense), net	221	2,071
Income before provision for income taxes	4,168	4,879
Provision for income taxes	(2,003)	(2,133)
Net income	2,165	2,746
Less: net income attributable to non-controlling interests	(1,291)	(1,624)
Net income attributable to Silvercrest	$874	$1,122
Net income per share/unit:
Basic	$0.11	$0.15
Diluted	$0.11	$0.15
Weighted average shares/units outstanding:
Basic	7,948,273	7,600,739
Diluted	7,948,273	7,600,739

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of non-GAAP financial measure:
Net income	$2,165	$2,746	$11,085	$10,708
Provision for income taxes	2,003	2,133	6,969	6,386
Delaware Franchise Tax	45	45	190	180
Interest expense	70	13	261	381
Interest income	(18)	(16)	(72)	(69)
Depreciation and amortization	682	479	2,359	1,968
Equity-based compensation	808	195	1,524	1,044
Other adjustments (A)	15	165	(458)	543
Adjusted EBITDA	$5,770	$5,760	$21,858	$21,141
Adjusted EBITDA Margin	30.0%	32.5%	29.1%	30.4%
(A)	Other adjustments consist of the following:

Client Reimbursement	$46	$-	$46	$125
Acquisition costs (a)	159	-	281	-
Severance	-	-	48	-
Non-acquisition expansion costs (b)	71	115	361	240
Other (c)	(261)	50	(1,194)	178
Total other adjustments	$15	$165	$(458)	$543
(a)	Primarily represents legal fees of $105 and other professional fees of $164 associated with the Jamison Acquisition.
(b)

In 2015, represents $292 of accrued earnout and $69 of professional fees related to our Richmond, VA office expansion.  In 2014, represents $185 of accrued earnout and $55 of professional fees related to our Richmond, VA office expansion.

(c)

In 2015, represents professional fees of $57 related to the initial award agreements of restricted stock unit grants, relocation expenses for a specific partner of $28, software implementation costs of $40, professional fees of $49 related to a telecom project and compensatory incentive fees of $11 paid to a former Marathon principal.  This was offset by a fair value adjustment to the Milbank contingent purchase price consideration of ($82), a fair value adjustment to the Jamison contingent purchase price consideration of ($87) and a true-up adjustment to our tax receivable agreement of ($1,209). The adjustment in fair value of the tax receivable agreement is the result in a reduction in future effective corporate tax rate in New York City as a result of a law change. The reduction in the future effective corporate tax rate will result in less tax benefits being recognized by the Company from future amortization reducing its liability pursuant to the tax receivable agreement.  In 2014, represents $51 in professional fees related to the modification of certain partner redemption notes, a fair value adjustment to the Milbank contingent consideration of $541, a one-time charitable donation of $30, professional fees of $13 related to the estate of our former Chief Executive Officer, compensatory incentive fees of $178 paid to a former Marathon principal and $78 of professional fees related to our shelf registration filing, offset by an $713 true-up adjustment to our tax receivable agreement.

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,165	$2,746	$11,085	$10,708
Consolidated GAAP provision for income taxes	2,003	2,133	6,969	6,386
Delaware Franchise Tax	45	45	190	180
Other adjustments (See A in Exhibit 3)	15	165	(458)	543
Adjusted income before provision for income taxes	$4,228	$5,089	$17,786	$17,817
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,691)	(2,036)	(7,114)	(7,127)
Adjusted net income	$2,537	$3,053	$10,672	$10,690
Adjusted earnings per share/unit:
Basic	$0.20	$0.25	$0.84	$0.87
Diluted	$0.19	$0.25	$0.78	$0.86
Shares/units outstanding:
Basic Class A shares outstanding	7,990	7,768	7,990	7,768
Basic Class B shares/units outstanding	4,695	4,520	4,695	4,520
Total basic shares/units outstanding	12,685	12,288	12,685	12,288
Diluted Class A shares outstanding	7,990	7,768	7,990	7,768
Diluted Class B shares/units outstanding (B)	5,666	4,663	5,666	4,663
Total diluted shares/units outstanding	13,656	12,431	13,656	12,431

(B)	Includes 4,911 unvested deferred equity units and 966,510 unvested restricted stock units as of December 31, 2015.

Exhibit 5

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	December 31, 2015	December 31, 2014
Assets	(Unaudited)
Cash and cash equivalents	$31,562	$30,820
Restricted certificates of deposit and escrow	587	586
Investments	32	1,307
Receivables, net	4,502	4,534
Due from Silvercrest Funds	4,330	3,797
Furniture, equipment and leasehold improvements, net	2,425	2,354
Goodwill	24,682	20,008
Intangible assets, net	15,331	11,167
Deferred tax asset – tax receivable agreement	21,498	23,000
Prepaid expenses and other assets	3,262	2,123
Total assets	$108,211	$99,696
Liabilities and Equity
Accounts payable and accrued expenses	$4,031	$3,291
Accrued compensation	21,786	21,758
Notes payable	4,514	4,124
Borrowings under revolving credit facility	-	24
Deferred rent	852	1,299
Deferred tax and other liabilities	15,391	16,138
Total liabilities	46,574	46,634
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 7,989,749 and 7,768,010 issued and outstanding as of December 31, 2015 and 2014, respectively	80	78
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,695,014 and 4,520,413 issued and outstanding as of December 31, 2015 and 2014, respectively	46	46
Additional Paid-In Capital	40,951	39,175
Retained earnings	4,758	3,217
Total Silvercrest Asset Management Group Inc.’s equity	45,835	42,516
Non-controlling interests	15,802	10,546
Total equity	61,637	53,062
Total liabilities and equity	$108,211	$99,696

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$17.6	$16.4	7.3%
Gross client inflows	0.9	0.8	12.5%
Gross client outflows	(0.9)	(0.8)	12.5%
Market appreciation	0.5	1.5	-66.7%
Ending assets under management	$18.1	$17.9	1.1%

	Year Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$17.9	$15.7	14.0%
Gross client inflows	4.6	3.7	24.3%
Gross client outflows	(3.7)	(3.0)	23.3%
Market (depreciation) appreciation	(0.7)	1.5	-146.7%
Ending assets under management	$18.1	$17.9	1.1%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$11.8	$11.1	6.3%
Gross client inflows	0.8	0.7	14.3%
Gross client outflows	(0.8)	(0.5)	60.0%
Market appreciation	0.3	0.3	0.0%
Ending assets under management	$12.1	$11.6	4.3%

	Year Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$11.6	$10.1	14.9%
Gross client inflows	4.3	3.2	34.4%
Gross client outflows	(3.4)	(2.3)	47.8%
Market (depreciation) appreciation	(0.4)	0.6	-166.7%
Ending assets under management	$12.1	$11.6	4.3%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$5.8	$5.3	9.4%
Gross client inflows	0.1	0.1	0.0%
Gross client outflows	(0.1)	(0.3)	-66.7%
Market appreciation	0.3	1.2	-75.0%
Ending assets under management	$6.0	$6.3	-4.8%

	Year Ended December 31,		% Change From December 31,
	2015	2014	2014
Beginning assets under management	$6.3	$5.6	12.5%
Gross client inflows	0.3	0.5	-40.0%
Gross client outflows	(0.3)	(0.7)	-57.1%
Market (depreciation) appreciation	(0.2)	0.9	-122.2%
Ending assets under management	$6.0	$6.3	-4.8%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2015	2014
Total AUM as of September 30,	$17.621	$16.447
Discretionary AUM:
Total Discretionary AUM as of September 30,	11.795	11.126
New client accounts/assets	0.087	0.114	(1)
Closed accounts	(0.120)	(0.011)	(2)
Net cash inflow/(outflow)	(0.015)	0.043	(3)
Non-discretionary to discretionary AUM	0.000	(0.001)	(4)
Market appreciation	0.330	0.313
Change to Discretionary AUM	0.282	0.458
Total Discretionary AUM as of December 31,	12.077	11.584
Change to Non-Discretionary AUM	0.243	0.988	(5)
Total AUM as of December 31,	$18.146	$17.893

	Year Ended December 31,
	2015	2014
Total AUM as of January 1,	$17.893	$15.679
Discretionary AUM:
Total Discretionary AUM as of January 1,	11.584	10.094
New client accounts/assets	1.330	0.676	(1)
Closed accounts	(0.223)	(0.044)	(2)
Net cash inflow/(outflow)	(0.245)	0.186	(3)
Non-discretionary to discretionary AUM	0.005	0.038	(4)
Market (depreciation) appreciation	(0.374)	0.634
Change to Discretionary AUM	0.493	1.490
Total Discretionary AUM as of December 31,	12.077	11.584
Change to Non-Discretionary AUM	(0.241)	0.724	(5)
Total AUM as of December 31,	$18.146	$17.893

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2015

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 12/31/15	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	1.6	14.4	11.2	14.3	7.8
Russell 1000 Value Index		-3.8	13.1	11.3	13.0	6.6
Small Cap Value Composite	4/1/02	-2.0	12.9	11.1	15.0	10.5
Russell 2000 Value Index		-7.5	9.1	7.7	11.7	7.2
Smid Cap Value Composite	10/1/05	-0.1	12.6	11.0	15.0	8.9
Russell 2500 Value Index		-5.5	10.5	9.2	13.8	6.4
Multi Cap Value Composite	7/1/02	0.3	14.5	11.9	15.5	9.0
Russell 3000 Value Index		-4.1	12.8	11.0	12.9	7.4
Equity Income Composite	12/1/03	-1.1	14.2	12.3	14.2	11.1
Russell 3000 Value Index		-4.1	12.8	11.0	12.9	7.5
Focused Value Composite	9/1/04	2.7	15.6	11.2	16.4	10.2
Russell 3000 Value Index		-4.1	12.8	11.0	12.9	7.1

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.